CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

           We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement No. 333-44212 of PMC-Sierra, Inc. on Form S-8 of our report dated March 10, 2000 (June 13, 2000 as to the second paragraph of Note 9) on the financial statements of Malleable Technologies, Inc. appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated August 4, 2000.



/s/DELOITTE & TOUCHE LLP

San Jose, California
October 31, 2000